UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 08, 2026

Financial Institutions, Inc.

(Exact name of Registrant as Specified in Its Charter)

New York	0-26481	16-0816610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 Liberty Street
Warsaw, New York		14569
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 585 786-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	FISI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2026, Bruce W. Harting, a member of the Board of Directors (the “Board”) of Financial Institutions, Inc. (the “Company”) and the Board of Directors of the Company’s wholly-owned subsidiary, Five Star Bank, informed the Board of his decision to retire from both boards, effective immediately. Mr. Harting’s decision to retire reflects his intent to pursue outside interests, and it did not result from any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

As a result of Mr. Harting’s resignation, the size of the Board was reduced from thirteen to twelve members.

In order to rebalance the class sizes of the Board to be approximately equal, as required by the Company’s Amended and Restated Bylaws, the Board determined that one of its directors should be reclassified from the class with a term expiring at the Company’s 2029 Annual Meeting of Shareholders (the “2029 Class”) to the class with a term expiring at the Company’s 2028 Annual Meeting of Shareholders (the “2028 Class”). Accordingly, effective September 3, 2026, Susan R. Holliday, Director and Chair of the Board, resigned from her position as a member of the Board’s 2029 Class solely for purposes of reclassification, subject to and conditioned upon her immediate reappointment as a member of the Board’s 2028 Class. The Board accepted Ms. Holliday’s resignation and immediately reappointed her as a member of the Board’s 2028 Class, to serve in such capacity until the Company’s 2027 Annual Meeting of Shareholders, when shareholders of the Company will be asked to elect her to the 2028 Class, or until her successor is duly elected and qualified. Following Ms. Holliday’s resignation and reappointment, the Board’s three classes – the class with a term expiring at the Company’s 2027 Annual Meeting of Shareholders, the 2028 Class, and the 2029 Class – each contain four members.

The resignation and reappointment of Ms. Holliday was effected solely for the purpose of reclassifying the members of the Board into three equal class sizes and, for all other purposes, Ms. Holliday’s service on the Board is deemed to have continued uninterrupted. Ms. Holliday remains Chair of the Board, and there were no changes to Ms. Holliday’s committee assignment or compensation as a non-employee director as a result of her resignation as a 2029 Class member and appointment as a 2028 Class member. Information regarding Ms. Holliday’s background and dedicated service to the Company, as well as compensation arrangements and committee membership, are set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Financial Institutions, Inc.

Date:	September 8, 2026	By:	/s/ Samuel J. Burruano, Jr.
Samuel J. Burruano, Jr. Executive Vice President, Chief Legal Officer and Corporate Secretary